Exhibit 99.2a(i)



                            CERTIFICATE OF FORMATION

                                       OF

          THE TOPIARY MASTER FUND FOR BENEFIT PLAN INVESTORS (BPI) LLC

          This Certificate of Formation of The Topiary Master Fund for Benefit Plan Investors (BPI) LLC (the "LLC"), dated as of July 16, 2004, is being duly executed and filed by John H. Kim, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C Section 18-101 et seq.) (the "Act").

          1. The name of the limited liability company is The Topiary Master Fund for Benefit Plan Investors (BPI) LLC.

          1. The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

          3. The purpose of the LLC is to engage in any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of The Topiary Master Fund for Benefit Plan Investors (BPI) LLC as of the date first above written.




                                By:  /s/ John H. Kim
                                     ---------------------------------------
                                     Name:   John H. Kim
                                     Title:  Authorized Signatory